    As filed with the Securities and Exchange Commission on December 20, 1994
                                                    Registration No. 33-________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   -----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   -----------

                          THE ST. PAUL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)
                     MINNESOTA                         41-0518860
             (State of incorporation)               (I.R.S. Employer
                                                   Identification No.)

                                   -----------

                              385 Washington Street
                           St. Paul, Minnesota  55102
                                 (612) 221-7911
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                   -----------

                            1994 STOCK INCENTIVE PLAN

                            (Full title of the plan)
                            ------------------------

                             Bruce A. Backberg, Esq.
                     Vice President and Corporate Secretary
                          The St. Paul Companies, Inc.
                              385 Washington Street
                           St. Paul, Minnesota  55102
                                 (612) 221-7911
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

                                    Proposed
                                    maximum       Proposed
Title of                            offering      maximum           Amount of
securities to be  Amount to be      price         aggregate         registration
registered        registered (1)    per share(2)  offering price(2) fee
- --------------------------------------------------------------------------------
Common Stock,
no par value
per share(3)...   4,061,884 shares  $41.8125      $169,837,525      $58,565
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on
     December 13, 1994.
(3)  Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A preferred stock.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities must be filed as part of a Registration Statement on Form S-8. Accordingly, the Prospectus that is to be used for reoffers and resales of shares of Common Stock acquired prior to the effective date of the Registration Statement pursuant to the issuance of restricted stock under the Company's 1986 Restricted Stock Plan, the 1994 Stock Incentive Plan and the deferred shares program for non-U.S. based persons has been filed as part of this Registration Statement.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-3021); (2) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994 (File No. 0-3021); (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993; (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and (5) the description of the Company's Series A preferred stock and rights to purchase Series A preferred stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The financial statements of The St. Paul Companies, Inc. incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1993. The financial statements audited by KPMG Peat Marwick LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the financial statements of The St. Paul Companies, Inc. issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

Item 4.  DESCRIPTION OF SECURITIES.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     The Bylaws of the Company provide, subject to certain exceptions, that directors and officers of the Company and certain others shall be indemnified by the Company to the fullest extent permitted or required by Minnesota Statute
Section 302A.521.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The shares to be reoffered or resold pursuant to this Registration Statement were issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In determining that such exemption was available, the Company relied on the fact that, as an offering only to employees, directors and consultants of the Company, the shares were being issued through direct communication only to a limited number of investors having both knowledge of and access to most relevant information regarding the Company and that the certificates evidencing such shares bear a legend restricting transfer in non-registered transactions.

Item 8.  EXHIBITS.

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3 (i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 0-3021)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3 (ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 0-3021)).

4.3  Shareholder Protection Rights Agreement (incorporated by reference to
     Exhibit 4 to the Company's Current Report on Form 8-K dated December 8, 1989 (File No. 0-3021)).

4.4  Amendment to Shareholder Rights Agreement (incorporated by reference to
     Exhibit 4 to the Company's Current Report on Form 8-K dated March 19, 1990 (File No. 0-3021)).

5.1  Opinion and Consent of Bruce A. Backberg, Esq.

23.1 Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1).

23.2 Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

24.1 Powers of Attorney.

99.1 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994 (File No. 0-3021)).

Item 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 20, 1994.

                              THE ST. PAUL COMPANIES, INC.


                              By /s/Bruce A. Backberg
                                 ----------------------------------------------
                                   Bruce A. Backberg
                                   Vice President and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on December 20, 1994.


/s/ Douglas W. Leatherdale*   Chairman, President and Chief Executive
- ---------------------------   Officer (Principal Executive Officer)
Douglas W. Leatherdale


/s/ Patrick A. Thiele*        Executive Vice President and
- ---------------------------   Chief Financial Officer (Principal Financial
Patrick A. Thiele             Officer) and a Director


/s/ Howard E. Dalton*         Senior Vice President and Chief Accounting
- ---------------------------   Officer (Principal Accounting Officer)
Howard E. Dalton


/s/ Michael R. Bonsignore*    Director
- ---------------------------
Michael R. Bonsignore


/s/ John H. Dasburg*          Director
- ---------------------------
John H. Dasburg


/s/ W. John Driscoll*         Director
- ---------------------------
W. John Driscoll


/s/ Pierson M. Grieve*        Director
- ---------------------------
Pierson M. Grieve


/s/ Ronald James*             Director
- ---------------------------
Ronald James


/s/ William H. Kling*         Director
- ---------------------------
William H. Kling

/s/ Bruce K. MacLaury*        Director

- ---------------------------
Bruce K. MacLaury


/s/ Ian A. Martin*            Director
- ---------------------------
Ian A. Martin


/s/ Glen D. Nelson, M.D. *    Director
- ---------------------------
Glen D. Nelson, M.D.


/s/ Anita M. Pampusch*        Director
- ---------------------------
Anita M. Pampusch, Ph.D.


*By/s/Bruce A. Backberg
- ---------------------------
          Bruce A. Backberg
          Attorney-in-Fact

                                INDEX TO EXHIBITS








ITEM NO.       ITEM                                      METHOD OF FILING

4.1       Articles of Incorporation of                 Incorporated by
          the Company                                  reference to Exhibit
                                                       3 (i) to the Company's
                                                       Quarterly Report on Form
                                                       10-Q for the quarter
                                                       ended March 31, 1994
                                                       (File No. 0-3021).

4.2       Bylaws of the Company                        Incorporated by
                                                       reference to Exhibit
                                                       3 (ii) to the Company's
                                                       Quarterly Report on Form
                                                       10-Q for the quarter
                                                       ended March 31, 1994
                                                       (File No. 0-3021).

4.3       Shareholder Protection Rights                Incorporated by
          Agreement                                    reference to Exhibit 4
                                                       to the Company's Current
                                                       Report on Form 8-K dated
                                                       December 8, 1989
                                                       (File No. 0-3021).

4.4       Amendment to Shareholder                     Incorporated by
          Rights Agreement                             reference to Exhibit 4 to
                                                       the Company's Current
                                                       Report on Form 8-K dated
                                                       March 19, 1990
                                                       (File  No. 0-3021).

5.1       Opinion and Consent of Bruce                 Filed herewith.
          A. Backberg, Esq.

23.1      Consent of Bruce A. Backberg, Esq.           Included in Exhibit 5.1


23.2      Consent of KPMG Peat Marwick LLP,            Filed herewith.
          Independent Certified Public Accountants

24.1      Powers of Attorney                           Filed herewith.

99.1      1994 Stock Incentive Plan                    Incorporated by
                                                       reference to Exhibit
                                                       10(a) to the Company's
                                                       Quarterly Report on Form
                                                       10-Q for the quarterly
                                                       period ended March 31,
                                                       1994 (File No. 0-3021).

PROSPECTUS
                                  61,884 SHARES
                          THE ST. PAUL COMPANIES, INC.
                                  COMMON STOCK
                             _______________________

     This Prospectus relates to 61,884 shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of The St. Paul Companies, Inc. (the "Company") that may be offered for sale for the account of certain shareholders of the Company as stated herein under the heading "Selling Shareholders."

     The Selling Shareholders have advised the Company that sales of the Shares may be made from time to time in an exchange distribution in accordance with the rates of such exchange, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution."

     No period of time has been fixed within which the Shares may be offered or sold. None of the proceeds from the sale of the Shares will be received by the Company. The Company will pay all expenses with respect to this offering, except for brokerage fees and commissions and transfer taxes for the Selling Shareholders, which will be borne by the Selling Shareholders. See "Plan of Distribution."

     The Company's Common Stock is traded nationally on the New York Stock Exchange under the symbol SPC. On December 13, 1994 the last reported sale price of the Common Stock, as reported on the New York Stock Exchange, was 42.00 per share.
                             _______________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             _______________________

     No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.
                             _______________________

                THE DATE OF THIS PROSPECTUS IS DECEMBER 20, 1994.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company pursuant to the Exchange Act may be inspected and copied at prescribed rates at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 75 Park Place, 7 World Trade Center, Suite 1300 New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information, exhibits and undertakings set forth in such registration statement, certain portions of which are omitted as permitted by the Rules and Regulations of the Commission. Copies of such registration statement and the exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to such registration statement and its exhibits.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Prospectus: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 0-3021); (2) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994 (File No. 0-3021); (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act since December 31, 1993;
(4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-3021) and any amendment or report filed for the purpose of updating such description; and (5) the description of the Company's Series A preferred stock and rights to purchase Series A preferred stock contained in its Registration Statement on Form 8-A, including any amendments or supplements thereto.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102, Attention:
Bruce A. Backberg, Vice President and Corporate Secretary, (612) 221-7911.

                                   THE COMPANY

     The Company is incorporated as a general business corporation under the laws of the State of Minnesota. The Company and its subsidiaries comprise one of the oldest insurance organizations in the United States, dating back to 1853. The Company is a management company principally engaged, through it subsidiaries, in three industry segments: property-liability insurance underwriting, insurance brokerage and investment banking-asset management. As a management company, the Company oversees the operations of its subsidiaries and provides them with capital, management and administrative services.

     The principal office of the Company is located at 385 Washington Street, Saint Paul, Minnesota 55102, and its telephone number is (612) 221-7911.


                              SELLING SHAREHOLDERS

     This Prospectus relates to the offering of up to 61,884 shares of Common Stock of the Company by the persons named in the following table (the "Selling Shareholders"). The Shares were issued without registration under the Securities Act, pursuant to the grant of restricted stock awards under the Company's 1986 Restricted Stock Plan, the 1994 Stock Incentive Plan and deferred shares program for non-U.S. based persons (collectively, the "Plans"). Under the Plans, the Selling Shareholders receive grants which vest pursuant to a schedule fixed at the date of each individual grant. The following table sets forth information about the Selling Shareholders, the number of Shares being offered by the Selling Shareholders and the beneficial holdings of Common Stock of such Selling Shareholders as of November 30, 1994 and after adjustment for this offering. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.


                                                                                     Shares Beneficially
                                                                                     Owned After
                             Shares of Common                                        Completion of
                             Stock Beneficially                                      the Offering
                             Owned Prior to the           Number of Shares           --------------
Selling Shareholder          Offering                     Being Offered              Number    Percent
- -------------------          ------------------           -----------------          ------    -------


Nicholas Brown                     26,000                      12,000                14,000        *
Michael Conroy                      3,000                       3,000                     0        0
Peter S. Christie                  82,000 (1)                   4,000                78,000        *
Andrew Douglass                     8,900                       3,000                 5,900        *
James Hom                           3,000                       3,000                     0        0
Douglas W. Leatherdale            193,297 (2)                   1,524               191,297        *
Greg Lee                           11,141                       4,000                 7,141        *
Hugh MacWilliam                     3,205                       2,000                 1,205        *
Joseph Nardi                       43,812 (3)                     300                43,512        *
Janet Nelson                       28,737 (4)                   4,000                24,737        *
Edward Pendergast                  29,610 (5)                      60                29,550        *
C. Richard Petersen                 9,074                       8,000                 1,074        *
Robert Puntney                      3,000                       3,000                     0        0
Norm Schindler                      7,500                       2,000                 5,500        *
Patrick A. Thiele                  76,940 (6)                  12,000                64,940        *


                                        3


- ----------------------------------
*Less than one percent (1%)
(1) Includes 78,000 shares that may be acquired within 60 days upon the exercise of stock options.
(2) Includes 107,728 shares that may be acquired within 60 days upon the exercise of stock options.
(3) Includes 23,080 shares that may be acquired within 60 days upon the exercise of stock options.
(4) Includes 17,800 shares that may be acquired within 60 days upon the exercise of stock options.
(5) Includes 23,150 shares that may be acquired within 60 days upon the exercise of stock options.
(6) Includes 41,710 shares that may be acquired within 60 days upon the exercise of stock options.



                              PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Shareholders may sell Shares from time to time in transactions in an exchange distribution in accordance with the rules of such exchange, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. No period of time has been fixed within which the Shares may be offered or sold.

     Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and any broker-dealers or other persons acting on its behalf in connection with the sale of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of the Shares as principals may be deemed to be underwriting commissions under the Securities Act. In addition, any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Also, during the offering of the shares covered by this Prospectus, the Selling Shareholders may also sell all or a portion of the shares that are owned by them but which are not covered by this Prospectus, pursuant to Rule 144 under the Securities Act or otherwise.

     The Company will not receive any part of the proceeds of any sales of Shares pursuant to this Prospectus. The Company will pay all the expenses of registering the Shares, except for selling expenses incurred by the Selling Shareholders in connection with this offering, including any fees and commissions payable to broker-dealers or other persons, which will be borne by the Selling Shareholder.

                            VALIDITY OF COMMON STOCK

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Bruce A. Backberg, Esq., Vice President and Corporate Secretary. Mr. Backberg beneficially owns 13,007 shares of the Company, which includes 9,200 shares that may be acquired within 60 days upon the exercise of stock options.


                                     EXPERTS

     The financial statements of The St. Paul Companies, Inc. incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the period indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1993. The financial statements audited by KPMG Peat Marwick LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the financial statements of The St. Paul Companies, Inc. issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Prospectus in reliance upon their reports and said authority.



                                        5